EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2025, relating to the consolidated financial statements of Flexible Solutions International, Inc. (“the Company”) as of December 31, 2024 and for the year then ended appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us as “Experts” in matters of accounting and audit in this Registration Statement.

/s/ Assure CPA, LLC

Assure CPA, LLC
Spokane, Washington

September 23, 2025